Exhibit 12.1
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
                                                                                                                         7/16/2003
                               GULF POWER COMPANY
            Computation of ratio of earnings to fixed charges for the
                     the five years ended December 31, 2002
                      and the three months ended March 2003




                                                                                   Year ended December 31,
                                                           ------------------------------------------------------------
                                                                 1998           1999           2000            2001
                                                            -----------------------Thousands of Dollars----------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Earnings  Before Income Taxes                           $     89,356      $   86,515      $  82,607     $   89,716
  Interest expense, net of amounts capitalized                   25,556          26,861         28,085         25,034
  Distributions on preferred securities of subsidiary             6,034           6,200          6,200          6,477
      AFUDC - Debt funds                                              0               0            440          2,510
                                                           -------------     -----------     ----------    -----------
         Earnings as defined                               $    120,946      $  119,576      $ 117,332     $  123,737
                                                           =============     ===========     ==========    ===========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                            $     19,718      $   21,375      $  22,622     $   24,520
   Interest on affiliated loans                                       0               0              0            396
   Interest on interim  obligations                               1,190           2,371          2,804            768
   Amort of debt disc, premium  and expense, net                  2,100           1,989          2,047          2,059
   Other interest  charges                                        2,548           1,126          1,052           (199)
  Distributions on preferred securities of subsidiary             6,034           6,200          6,200          6,477
                                                           -------------     -----------     ----------    -----------
         Fixed charges as defined                          $     31,590      $   33,061      $  34,725     $   34,021
                                                           =============     ===========     ==========    ===========



RATIO OF EARNINGS TO FIXED CHARGES                               3.83            3.62            3.38          3.64
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 Exhibit 12.1  (continued)
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

                                           GULF POWER COMPANY
                       Computation of ratio of earnings to fixed charges for the
                                 the five years ended December 31, 2002
                                 and the three months ended March 2003

                                                                                            Three
                                                                                            Months
                                                                                            Ended
                                                           Year ended December 31,          March
                                                           --------------------------------------------
                                                                2002                          2003
                                                            -------------Thousands of Dollars----------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Earnings  Before Income Taxes                           $          104,397      $    22,291
  Interest expense, net of amounts capitalized                         31,452            8,055
  Distributions on preferred securities of subsidiary                   8,524            2,028
      AFUDC - Debt funds                                                1,392               20
                                                           -------------------     ------------
         Earnings as defined                               $          145,765      $    32,394
                                                           ===================     ============




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                            $           28,815      $     6,958
   Interest on affiliated loans                                           629               75
   Interest on interim  obligations                                       446               91
   Amort of debt disc, premium  and expense, net                        2,591              701
   Other interest  charges                                                363              252
  Distributions on preferred securities of subsidiary                   8,524            2,028
                                                           -------------------     ------------
         Fixed charges as defined                          $           41,368      $    10,105
                                                           ===================     ============



RATIO OF EARNINGS TO FIXED CHARGES                                     3.52              3.21

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